As filed with the Securities and Exchange Commission on July 23, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Vita Coco Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3713156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 Fifth Avenue

Second Floor

New York, NY 10003

(212) 206-0763

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin Roper, Chief Executive Officer

The Vita Coco Company, Inc.

111 Fifth Avenue

Second Floor

New York, NY 10003

(212) 206-0763

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Short

Ballard Spahr LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103-7599

(215) 864-8230

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

The Vita Coco Company, Inc.

467,071 Shares of Common Stock

Offered by the Selling Stockholders

This prospectus relates to the offer and sale, from time to time, of 467,071 shares of common stock, par value $0.01 per share (the “common stock”), of The Vita Coco Company, Inc. (the “Company,” “Vita Coco,” “we,” “us,” or “our company”) by the selling stockholders (which term as used in this prospectus includes their respective transferees, pledgees, assignees, distributees, donees and successors-in-interest) (the “Selling Stockholders”) identified herein, originally issued in connection with our acquisition of Copra, Inc. which closed on July 22, 2026 (the “Merger”). We are registering the securities for resale pursuant to the Selling Stockholders’ registration rights under that certain registration rights agreement between us and the Selling Stockholders, entered into in connection with the Merger.

Each time any of the Selling Stockholders offer and sell securities, we will provide this prospectus and, if applicable, a supplement to this prospectus that contains specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, if any, before you invest in any of our securities. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

The Selling Stockholders may sell their shares, from time to time, in one or more offerings, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may sell shares in a manner including, but not limited to, regular brokerage transactions, in transactions directly with market makers or investors, in privately negotiated transactions or through agents or underwriters they may select from time to time. See “Plan of Distribution” for more information on the methods of sale that may be used by the Selling Stockholders.

We are not offering any common stock for sale under this prospectus, and we will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “COCO.” On July 22, 2026, the last reported sale price of our common stock on the Nasdaq Stock Market was $74.45 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may from time to time sell up to an aggregate 467,071 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities that our Selling Stockholders may offer.

Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When we refer to “Vita Coco,” “we,” “our,” “us” and the “Company” in this prospectus, we mean The Vita Coco Company, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the securities.

1

TRADEMARKS, SERVICE MARKS AND TRADENAMES

We have proprietary rights to trademarks, trade names and service marks appearing or incorporated by reference in this prospectus that are important to our business. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus without the ® and TM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing or incorporated by reference in this prospectus are the property of their respective owners.

2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements regarding our future results of operations and financial position, industry and business trends, equity compensation, business strategy, projected costs, plans, prospects, expectations, market growth, new products, supply chain predictions, and our objectives for future operations.

The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the Securities and Exchange Commission, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements. The forward-looking statements in this prospectus are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of any new information, future events or otherwise.

3

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.thevitacococompany.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026.
●	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2026.
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, and June 30, 2026, filed with the SEC on April 29, 2026 and July 23, 2026, respectively;
●	Our Current Reports on Form 8-K filed with the SEC on January 8, 2026 (other than Item 7.01 and Exhibit 99.1), as amended on April 22, 2026, April 10, 2026, June 4, 2026; and July 22, 2026.
●	The description of our common stock incorporated by reference in our registration statement on Form 8-A (File No. 001-40950), dated October 21, 2021, filed with the SEC on October 21, 2021, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Current Report on Form 8-K and exhibits filed on such form that are related to such items be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

The Vita Coco Company, Inc.

111 Fifth Avenue

Second Floor

New York, New York 10003

(212) 206-0763

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

4

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

When we refer to “Vita Coco,” “we,” “our,” “us” and the “Company” in this prospectus, we mean The Vita Coco Company, Inc., unless otherwise specified.

Company Overview

The Vita Coco Company pioneered packaged coconut water in 2004 and we have extended our business into other categories. Our mission is to deliver great tasting, natural and nutritious products that we believe are better for consumers and better for the world. We are one of the largest brands globally in the coconut and other plant waters category, and a large supplier of Private Label coconut water.

Our branded portfolio is led by our Vita Coco brand, which is the leader in the coconut water category in the United States, and also includes coconut oil, juice, and milk offerings. Our portfolio also includes PWR LIFT, a protein-infused fitness drink. Additionally, we supply Private Label products to key retailers in both the coconut water and coconut oil categories.

We source our Vita Coco coconut water products from a diversified global network of approximately 20 factories and co-packers, supported by coconut farmers across the world. As we do not own any of these facilities, our supply chain is an asset-light model designed to better react to changes in the market or consumer preferences. As a result of the acquisition of Copra in July 2026, we acquired a production facility in Thailand used to manufacture Copra’s products.

Vita Coco is available in over 35 countries, with our primary markets located in North America, the United Kingdom , and Germany. Our primary markets for Private Label are North America and Europe. Our products are distributed primarily through club, food, drug, mass, convenience, e-commerce and food service channels. Our products are also available in a variety of on-premise locations such as corporate offices, fitness clubs, airports, and educational institutions.

Recent Acquisition

On July 22, 2026 (the “Closing Date”), The Vita Coco Company, Inc., a Delaware public benefit corporation (the “Company” or “Vita Coco”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Copra Inc., a Delaware corporation (“Copra”), Pinkco Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Shareholder Representatives Services LLC, a Colorado limited liability company, pursuant to which Merger Sub merged with and into Copra, with Copra surviving the Merger as a directly wholly-owned subsidiary of the Company (the “Merger”). The Merger was completed on July 22, 2026, pursuant to the terms of the Merger Agreement. The Merger was unanimously approved and adopted by the Board of Directors of each of Vita Coco and Copra and unanimously approved by the stockholders of Copra. Capitalized terms used but not defined in this section of the prospectus shall have the meanings ascribed to such terms in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of Copra capital stock (meaning Copra common stock, $0.01 par value per share (“Copra Common Stock”), and Copra Preferred Stock (collectively, the Series Seed Preferred Stock, $0.01 par value per share, of Copra and the Series Seed-2 Preferred Stock, $0.01 par value per share, of Copra (collectively, “Copra Preferred Stock”)) outstanding immediately prior to the Effective Time, other than (i) shares held in Copra’s treasury, (ii) shares held by Vita Coco, Merger Sub, or any wholly-owned subsidiary of Vita Coco, and (iii) shares held by a holder who properly exercised dissenters’ rights under the Delaware General Corporation Law was cancelled and converted into the right to receive (without interest and subject to any applicable Tax withholding) the applicable Closing Per Share Consideration. Holders of Copra Preferred Stock received their applicable Closing Per Share Consideration entirely in cash ($110.14 per share) and will not be entitled to receive any Closing Stock Consideration or Earnout Stock Consideration. Holders of Copra Common Stock who are Eligible Recipients will receive their applicable Closing Per Share Consideration in cash and Closing Stock Consideration ($76.04 per share and 0.4346 shares of Vita Coco Common Stock), and will also be entitled to receive the applicable Earnout Per Share Consideration (including in Earnout Stock Consideration).

5

The Earnout Per Share Consideration will be based on the Gross Profit achieved by Copra during the Calculation Period. The Calculation Period is the period from January 1, 2028 to December 31, 2028, or, if accelerated as a result of a Change of Control of Vita Coco prior to the end of fiscal year 2028, then the period from January 1, 2027 to December 31, 2027. Holders of Copra Preferred Stock will receive their Earnout Per Share Consideration entirely in cash. Holders of Copra Common Stock who are Eligible Recipients are entitled to receive Earnout Stock Consideration as part of their Earnout Per Share Consideration. The aggregate Earnout Payment Amount payable will in no event (a) be less than $45,000,000 or (b) exceed $100,000,000, and, in each case, the Earnout Payment Amount shall be payable in cash, Vita Coco Common Stock, or any combination thereof, in each instance, as determined by Vita Coco in its sole discretion.

Immediately prior to the Effective Time, each Copra Option, whether vested or unvested, automatically accelerated (to the extent unvested) and was cancelled and converted into the right to receive, without interest and subject to applicable Tax withholding, an amount of cash equal to (A) the number of shares of Copra Common Stock underlying such option multiplied by the Closing Per Share Consideration, minus (B) the aggregate exercise price of such option, pursuant to an Option Termination Agreement executed by the applicable Copra Optionholder. Certain former Copra Optionholders may also participate in an Earnout Bonus Pool, subject to continued employment with Copra or its Affiliates.

The aggregate merger consideration consisted of (i) closing consideration of $175 million, comprised of (a) 467,071 shares of Vita Coco Common Stock (the “Closing Stock Consideration”) and (b) $140,000,210.59 in cash, and (ii) the right to receive the Earnout Per Share Consideration (in each case, subject to customary adjustments).

Pursuant to the terms of the Merger Agreement, we entered into the Registration Rights Agreement with the Selling Stockholders (the “Registration Rights Agreement”), pursuant to which we agreed to file a registration statement on Form S-3 to register for sale the shares issued in respect of the Closing Stock Consideration (the “Closing Common Stock”) no later than four business days from the date of issuance of the Closing Common Stock. This prospectus is part of that registration statement.

Pursuant to the Registration Rights Agreement, we also agreed to file a registration statement to register for sale the shares issued in respect of the Earnout Stock Consideration, if any, within thirty days of the final determination of the Earnout Stock Consideration (an “Earnout Registration Statement”), and use reasonable best efforts to cause the Earnout Registration Statement to be declared effective as promptly as practicable.

The description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which has been filed as an exhibit to our Current Report on Form 8-K filed on July 22, 2026. See “Where You Can Find More Information” and “Incorporation by Reference.” The representations, warranties and covenants made by us in the Merger Agreement were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2025, as described under “Incorporation by Reference.”

Corporate Information

The Vita Coco Company, Inc., formerly known as All Market Inc., was first incorporated as a Delaware corporation in January 2007 and re-incorporated in Delaware as a public benefit corporation in April 2021. We completed an initial public offering (the “IPO”) of our common stock in October 2021.

Our principal executive offices are located 111 Fifth Avenue, Second Floor, New York, NY 10003 and our telephone number is (212) 206-0763. Our corporate website is www.thevitacococompany.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

6

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

7

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from any sales of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of our common stock shares offered hereby.

8

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to our second amended and restated certificate of incorporation and our amended and restated bylaws, which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation by Reference.”

Our authorized capital stock consists of:

●	500,000,000 shares of common stock, par value $0.01 per share, and

●	10,000,000 shares of preferred stock, par value of $0.01 per share.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. The holders of our common stock will vote together as a single class, unless otherwise required by law. The holders of our common stock do not have cumulative voting rights in the election of directors.

Dividend Rights

The holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution, or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to the prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any shares of preferred stock outstanding at that time.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Pursuant to the provisions of our second amended and restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

9

Registration Rights

We entered into a registration rights agreement with certain of our stockholders in connection with our initial public offering (the “IPO Registration Rights Agreement”) pursuant to which such parties have certain demand rights, short-form registration rights and piggyback registration rights from us, subject to customary restrictions and exceptions. All fees, costs and expenses of registrations, other than underwriting discounts and commissions, are expected to be borne by us. The IPO Registration Rights Agreement does not provide for any maximum cash penalties or any penalties connected with delays in registering our common stock.

We also entered into a Registration Rights Agreement with the Selling Stockholders in connection with the Copra acquisition. See the section titled “Recent Acquisition” in this prospectus for more information.

Anti-Takeover Provisions

The provisions of Delaware law, our second amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Public Benefit Corporation Status

We are a public benefit corporation under Section 362 of the Delaware General Corporation Law.

As a public benefit corporation, our board of directors is required by the Delaware General Corporation Law to manage or direct our business and affairs in a manner that balances the pecuniary interests of our stockholders, the best interests of those materially affected by our conduct, and the specific public benefits identified in our second amended and restated certificate of incorporation. Under the Delaware General Corporation Law, our stockholders may bring a derivative suit to enforce this requirement only if they own (individually or collectively), at least 2% of our outstanding shares or, upon our listing, the lesser of such percentage or shares of at least $2 million in market value.

We believe that our public benefit corporation status will make it more difficult for another party to obtain control of us without maintaining our public benefit corporation status and purpose.

Section 203 of the DGCL

Our second amended and restated certificate of incorporation contains a provision opting out of Section 203 of the DGCL. However, our second amended and restated certificate of incorporation contains provisions that are similar to Section 203. Specifically, our second amended and restated certificate of incorporation provides that, subject to certain exceptions, we will not be able to engage in a “business combination” with any “interested stockholder” for a period of three years following the date such person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of a corporation’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

10

However, under our second amended and restated certificate of incorporation, neither Verlinvest Beverages SA, a pre-IPO significant stockholder, nor any of its affiliates are deemed to be interested stockholders regardless of the percentage of our outstanding voting stock owned by them, and accordingly are not subject to such restrictions.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our second amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	Board of Directors Vacancies. Pursuant to the terms of the Investor Rights Agreement, Mr. Kirban and Mr. Liran have the power to fill any vacancy caused by the removal or departure of one of their board nominees. In all other cases, our second amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●	Classified Board. Our second amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board of directors could discourage a third party from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

●	Removal of Directors. Pursuant to the terms of the Investor Rights Agreement, each of Michael Kirban and Ira Liran shall have the sole right to request that one or more of their respective designated directors, as applicable, tender their resignations as directors of our board of directors, in each case, with or without cause and at any time. Our second amended and restated certificate of incorporation provides that, in all other cases and at any other time, directors may only be removed for cause by the affirmative vote of at least two-thirds of the voting power of our common stock.

●	Supermajority Requirements for Amendments of Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Our second amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock is required to amend certain provisions of our second amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of voting stock is required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by a simple majority vote of our board of directors.

●	Stockholder Action; Special Meeting of Stockholders. Our second amended and restated certificate of incorporation provides that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, or our chief executive officer. Our second amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders.

11

As a result, holders of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Further, our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, or our chief executive officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our second amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

●	Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render it more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.

●	Choice of Forum. Our second amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, (A)(i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our second amended and restated certificate of incorporation or amended and restated bylaws (as either may be amended or restated) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware, and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. Our second amended and restated certificate of incorporation also provides that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing. By agreeing to this provision, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Limitations on Liability and Indemnification Matters

Our second amended and restated certificate of incorporation provides that we will indemnify each of our directors to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. Further, pursuant to our indemnification agreements and directors’ and officers’ liability insurance, our directors and executive officers are indemnified and insured against the cost of defense, settlement or payment of a judgment under certain circumstances. In addition, as permitted by Delaware law, our second amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Listing

Our common stock is listed on the Nasdaq Stock Market and trades under the symbol “COCO.”

Dividend Policy

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and any authorized share repurchases and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board deems relevant. In addition, the terms of our current credit facilities contain restrictions on our ability to declare and pay dividends under certain limited circumstances.

12

SELLING STOCKHOLDERS

This prospectus relates to the offer, sale or other disposition of up to 467,071 shares of our common stock by the Selling Stockholders named below. The term “Selling Stockholders” includes their respective donees, pledgees, transferees, assignees, successors-in-interest and others who later come to hold any of the Selling Stockholders’ interests in shares of our common stock other than through a public sale. These shares consist of the Merger Shares. See “Prospectus Summary—Recent Acquisition.”

On July 22, 2026, the Company entered into the Registration Rights Agreement with Benjamin Minges, Nualsri Holdings Limited, Anne Rasmussen, The Benjamin Thomas Minges 2026 Irrevocable Family Trust, and The Benjamin Thomas Minges 2026 Irrevocable Trust for the Benefit of Rae Margaret Minges (collectively, the “Selling Stockholders”), pursuant to which each of the Selling Stockholders is entitled to certain rights to require the registration of the sale of certain or all of the shares of our common stock that they beneficially own. The Selling Stockholders became stockholders of the Company upon the closing of the Merger Agreement. As of the date of this prospectus, the Selling Stockholders beneficially own the following shares of our common stock:

●	Benjamin Minges: 210,335 shares of common stock.
●	Nualsri Holdings Limited: 195,560 shares of common stock.
●	Anne Rasmussen: 32,495 shares of common stock.
●	The Benjamin Thomas Minges 2026 Irrevocable Family Trust: 19,121 shares of common stock.
●	The Benjamin Thomas Minges 2026 Irrevocable Trust for the Benefit of Rae Margaret Minges: 9,560 shares of common stock.

The Selling Stockholders have the following relationships with the Company:

●	Benjamin Minges was the Chief Executive Officer of Copra, and following the Merger, is employed by Copra, a subsidiary of the Company, as Vice President, Cold Chain Private Brands. Mr. Minges is also the beneficiary of the Benjamin Thomas Minges 2026 Irrevocable Family Trust and the Benjamin Thomas Minges 2026 Irrevocable Trust for the Benefit of Rae Margaret Minges;
●	Nualsri Holdings Limited, a BVI business company, is wholly owned by Chayakorn Ponsuwan, who was employed by CB Coconuts Co., Ltd., a subsidiary of Copra, and, following the Merger, is employed as the Vice President of CB Coconuts Co., Ltd, a subsidiary of the Company; and
●	Anne Rasmussen is an employee of Copra, a subsidiary of the Company.

The table below sets forth, as of the date of this prospectus, the name of each Selling Stockholder for whom we are registering shares for sale to the public, the total number of shares of our common stock beneficially owned by the Selling Stockholder prior to this offering, the total number of shares of our common stock that the Selling Stockholder may offer pursuant to this prospectus and the number of shares of our common stock that the Selling Stockholder will beneficially own after this offering, as well as the percentages of beneficial ownership of our common stock held by the Selling Stockholder prior to and after this offering. The information set forth below is based on information provided by or on behalf of the Selling Stockholders prior to the date hereof, and information concerning the Selling Stockholders may change from time to time.

Unless otherwise indicated, the address of all Selling Stockholders is c/o The Vita Coco Company, 111 Fifth Avenue, Second Floor New York, NY 10003. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentages in the table below are based on 58,694,198 shares of common stock outstanding as of July 21, 2026.

13

Based on the information provided to us by the Selling Stockholders, assuming that the Selling Stockholders sell all of the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the Selling Stockholders will not own any shares, as reflected in the column entitled “Beneficial Ownership After this Offering.” We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of our common stock. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Prior to this Offering(1)		Maximum number of shares that may be offered pursuant to this prospectus	After this Offering(1)
	Number	%		Number	%
Benjamin Minges(2)	210,335	*	210,335	—	—
Nualsri Holdings Limited(3)	195,560	*	195,560	—	—
Anne Rasmussen	32,495	*	32,495	—	—
The Benjamin Thomas Minges 2026 Irrevocable Family Trust(4)	19,121	*	19,121	—	—
The Benjamin Thomas Minges 2026 Irrevocable Trust for the Benefit of Rae Margaret Minges(5)	9,560	*	9,560	—	—

*	Less than one percent.

(1)	Assumes that all shares of common stock offered by the Selling Stockholders are sold.
(2)	Benjamin Minges, who was the Chief Executive Officer of Copra, and following the Merger, is employed by Copra, a subsidiary of the Company, as Vice President, Cold Chain Private Brands.
(3)	Nualsri Holdings Limited is wholly owned by Chayakorn Phonsuwan, who, following the Merger, is employed as the Vice President of CB Coconuts Co., Ltd, a subsidiary of the Company. The address of Nualsri Holdings Limited is 3076 Sir Francis Drake’s Highway, P.O. Box 3463, Tortola, Road Town, 0000 British Virgin Islands.
(4)	Benjamin Minges, who was the Chief Executive Officer of Copra, and following the Merger, is employed by Copra, a subsidiary of the Company, as Vice President, Cold Chain Private Brands, does not have a financial interest in The Benjamin Thomas Minges 2026 Irrevocable Family Trust. Mr. Minges’ father, Timothy Minges, is trustee of The Benjamin Thomas Minges 2026 Irrevocable Family Trust and controls the disposition of the shares held thereby.
(5)	Benjamin Minges, who was the Chief Executive Officer of Copra, and following the Merger, is employed by Copra, a subsidiary of the Company, as Vice President, Cold Chain Private Brands, does not have a financial interest in The Benjamin Thomas Minges 2026 Irrevocable Trust for the Benefit of Rae Margaret Minges. Mr. Minges’ father, Timothy Minges, is trustee of The Benjamin Thomas Minges 2026 Irrevocable Trust for the Benefit of Rae Margaret Minges and controls the disposition of the shares held thereby.

14

PLAN OF DISTRIBUTION

We are registering the common stock held by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of our common stock.

The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the principal trading market for our common stock or any other stock exchange, market or trading facility on which our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices.

The Selling Stockholders may also sell the common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of our common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, (“FINRA”), Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell our common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of our common stock. We and the Selling Stockholders have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of our common stock may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

15

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania.

16

EXPERTS

The financial statements of The Vita Coco Company, Inc. incorporated by reference in this prospectus, and the effectiveness of The Vita Coco Company, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

17

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock being registered by this registration statement. None of the expenses listed below are to be borne by any of the Selling Stockholders named in the prospectus that forms a part of this registration statement. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$4,729
Legal fees and expenses	$35,000
Accounting fees and expenses	$30,000
Total	$69,729

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a director under Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation.

Our second amended and restated certificate of incorporation provides indemnification for our directors to the fullest extent permitted by the DGCL, while our amended and restated bylaws provides indemnification for our directors and officers to the fullest extent permitted by the DGCL.

We have entered into separate indemnification agreements with each of our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our second amended and restated certificate of incorporation against some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

II-1

Item 16. Exhibits

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, by and between The Vita Coco Company, Inc., Copra Inc., Pinkco Inc. and Shareholder Representative Services LLC, dated July 22, 2026 (incorporated by reference to the Company’s Current Report on Form 8-K, filed July 22, 2026)

3.1	Second Amended and Restated Certificate of Incorporation of The Vita Coco Company, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed October 25, 2021)

3.2	Amended and Restated Bylaws of The Vita Coco Company, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed October 25, 2021)

4.1+	Registration Rights Agreement, by and among The Vita Coco Company, Inc. and certain shareholders of The Vita Coco Company, Inc., dated as of July 22, 2026 (incorporated by reference to the Company’s Current Report on Form 8-K, filed July 22, 2026)

4.2+	Registration Rights Agreement, by and among The Vita Coco Company, Inc. and certain security holders of The Vita Coco Company, Inc., dated as of October 20, 2021 (incorporated by reference to the Company’s Current Report on Form 8-K, filed October 25, 2021).

4.3	Specimen Common Stock Certificate of The Vita Coco Company, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1, filed September 27, 2021).

5.1	Opinion of Ballard Spahr, LLP.

23.1	Consent of Ballard Spahr, LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107	Filing Fee Table

+    Certain portions of this exhibit have been redacted pursuant to Regulation S-K, Item 601(a)(5).

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

II-2

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 23, 2026.

THE VITA COCO COMPANY, INC.

By:	/s/ Martin Roper
Martin Roper
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Martin Roper and Corey Baker, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Martin Roper	Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2026
Martin Roper

/s/ Corey Baker	Chief Financial Officer (Principal Financial and Accounting Officer)	July 23, 2026
Corey Baker

/s/ Michael Kirban	Chairman and Director	July 23, 2026
Michael Kirban

/s/ Aishetu Fatima Dozie	Director	July 23, 2026
Aishetu Fatima Dozie

/s/ Shelley Broader	Director	July 23, 2026
Shelley Broader

/s/ Ira Liran	Director	July 23, 2026
Ira Liran

/s/ Eric Melloul	Director	July 23, 2026
Eric Melloul

/s/ Jane Morreau	Director	July 23, 2026
Jane Morreau

/s/ Kenneth Sadowsky	Director	July 23, 2026
Kenneth Sadowsky

/s/ John Zupo	Director	July 23, 2026
John Zupo

II-4